CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Owlet, Inc. of our report dated March 9, 2026 relating to the financial statements, which appears in Owlet Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
May 11, 2026

1